REORGANIZATION AGREEMENT

This REORGANIZATION AGREEMENT (this "Agreement") is made and entered into on 10 January 2026 (the "Effective Date").

PARTIES

(1) THE TRANSFERORS (collectively, the "Transferors"):

(a) YANG, HAICHUN (楊海春) (the "First Transferor")

Address: [redacted]
China

(b) LIAO, XINYU (廖新宇) (the "Second Transferor")

Address: [redacted]
Changsha[redacted]

(c) HUANG, YING (黄映) (the "Third Transferor")

Address[redacted]
County, [redacted]

(2) THE TRANSFEREE:

ChdgAI Commodities Limited (the "Transferee")

A company incorporated under the laws of the Cayman Islands with its registered office at:

4th Floor, Harbour Place, 103 South Church Street, PO Box 10240, KY1-1002, Grand Cayman

(3) THE TARGET COMPANY:

FUERMOSHA (HK) CO., LIMITED (福爾摩沙（香港）有限公司) (the "Company")

A company incorporated under the laws of Hong Kong with its registered office at Unit 7-1, Flat A, 3/f, Chevalier Industrial Building,43-45 Beech Street, Tai Kok Tsui, Kowloon,

Hong Kong

(4) THE ROLLOVER SHARE RECIPIENT:

FUER Holdings Limited (the “FUER”)

A company incorporated under the laws of the British Virgin Islands with its registered office at Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.

RECITALS

A. The Transferors are the legal and beneficial owners of all issued shares in the Company. References to “Transferors” in all Transaction Documents refer to the same persons.

B. The Transferee is a newly incorporated Cayman Islands holding company that, prior to the transactions contemplated herein, had nominal operations and issued share capital consisting of one Class B Ordinary Share held by FUER.

C. The Transferee, FUER and the Transferors are under common control (the Transferors being the ultimate beneficial owners of both the Transferee and FUER).

D. The Parties wish to implement a group reorganization under common control (the “Reorganization”) to establish an offshore holding structure, whereby:

(i) the Transferee will acquire all of the issued shares of the Company from the Transferors;

(ii) in consideration thereof, the Transferee will (x) pay cash consideration to the Transferors, and (y) issue new Class A and Class B Ordinary Shares to FUER; and

(iii) FUER will hold shares in the Transferee reflecting the Transferors’ pre-existing ownership interests in the Company.

E. The Parties acknowledge that the transactions contemplated hereby constitute an internal reorganization under common control, undertaken for the purpose of establishing an offshore holding structure. The transactions were not negotiated on an arm’s length basis as between unrelated third parties, but were implemented to reorganize the ownership structure of the group while maintaining continuity of beneficial ownership.

F. The Parties confirm that the transactions do not breach any terms of the Convertible Notes.

AGREEMENT

1. PURPOSE

The Parties agree to implement the Reorganization as described in the Recitals. The Parties acknowledge that the Transferee and FUER are under common control of the Transferors.

2. THE TRANSACTIONS

The Reorganization shall be implemented through:

(a) a Share Purchase and Transfer Agreement dated on or about the date hereof (the "SPA"); and

(b) a Share Exchange Agreement dated on or about the date hereof (the "Share Exchange Agreement").

Together, the SPA and the Share Exchange Agreement are referred to as the "Transactions".

3. INTEGRATED TRANSACTION

The Parties acknowledge that:

(a) the SPA and the Share Exchange Agreement are entered into as part of a single integrated transaction;

(b) neither transaction shall be interpreted independently;

(c) the Transactions shall be completed simultaneously;

(d) the commercial intent is to effect a restructuring rather than an arm's length sale.

4. CONSIDERATION

4.1 The total consideration for the acquisition of the Company's shares by the Transferee consists of:

(a) cash consideration of HK$414,646.30 (to be paid by the Transferee to the Transferors in accordance with the SPA); and

(b) share consideration (to be issued by the Transferee to FUER) consisting of 5,500,000 Class A Ordinary Shares and 1,999,999 Class B Ordinary Shares, par value US$0.0001 per share.

4.2 The Parties agree that:

(a) The Parties acknowledge that the consideration for the transactions contemplated herein was determined in the context of an internal reorganization under common control. Such consideration was not intended to reflect, and should not be interpreted as reflecting, the current or future fair market value of the Company or the Transferee;

(b) the consideration is determined solely for restructuring purposes;

(c) any conversion of the Convertible Notes shall constitute a subsequent financing event and shall not affect the characterization of the Reorganization;

(d) the Reorganization is completed based on the structure and ownership alignment and not based on financial valuation.

5. CONDITIONS

Completion of the Reorganization is conditional upon:

(a) execution and completion of the SPA;

(b) execution and completion of the Share Exchange Agreement;

(c) approval by the board of directors of the Transferee, FUER, The Target Company.

All conditions shall be satisfied simultaneously as part of a single closing.

6. REPRESENTATIONS AND WARRANTIES

6.1 Each Transferor represents and warrants to the Transferee and FUER that:

(a) it is the sole legal and beneficial owner of its respective shares in the Company;

(b) its shares are free and clear of all encumbrances;

(c) it has full power and authority to enter into this Agreement and to transfer its shares to the Transferee.

6.2 The Transferee represents and warrants to the Transferors and FUER that:

(a) it is duly incorporated and validly existing under the laws of the Cayman Islands;

(b) it has full power and authority to enter into this Agreement and to issue the share consideration;

(c) the share consideration, when issued, will be duly authorized, validly issued, fully paid and non-assessable.

6.3 FUER represents and warrants to the Transferors and the Transferee that it is a BVI company owned by the Transferors in the same proportions as their ownership of the Company immediately prior to the Reorganization.

7. GOVERNING LAW AND DISPUTE RESOLUTION

7.1 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

7.2 Dispute Resolution

Any dispute arising out of or in connection with this Agreement shall be resolved by arbitration in accordance with the rules of the Hong Kong International Arbitration Centre (HKIAC), and the arbitration shall take place in Hong Kong. The language of arbitration shall be English.

8. GENERAL PROVISIONS

8.1 Entire Agreement

This Agreement, together with the SPA and the Share Exchange Agreement, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings.

8.2 Amendments

No amendment to this Agreement shall be effective unless in writing and signed by all Parties.

8.3 Severability

If any provision of this Agreement is held to be invalid or unenforceable, the remaining

provisions shall continue in full force and effect.

8.4 Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

8.5 Further Assurances

Each Party shall execute and deliver such further documents and do such further acts as may be reasonably required to give full effect to the Reorganization.

8.6 Costs

Each Party shall bear its own costs and expenses incurred in connection with the preparation and execution of this Agreement. The Transferee shall bear all stamp duty and other documentary taxes payable in connection with the transfer of the Company's shares.

9. PRIORITY

In case of any inconsistency between this Agreement and the SPA or the Share Exchange Agreement, the terms of this Agreement shall prevail in respect of the interpretation of the Reorganization as a whole.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

THE FIRST TRANSFEROR

YANG, HAICHUN

Signature: [redacted]

THE SECOND TRANSFEROR

LIAO, XINYU

Signature: [redacted]

THE THIRD TRANSFEROR

HUANG, YING

Signature: [redacted]

THE TRANSFEREE

ChdgAI Commodities Limited

By: [redacted]

Name:YANG, HAICHUN

Title:Director

THE TARGET COMPANY

FUERMOSHA (HK) CO., LIMITED

By: [redacted]

Name:YANG, HAICHUN

Title:Director

THE ROLLOVER RECIPIENT

FUER Holdings Ltd.

By: [redacted]

Name:YANG, HAICHUN

Title:Director